EXHIBIT 99.1

 RECOMMENDATION TO REJECT MINI-TENDER OFFER

February 12, 2010

Dear Stockholder:

We are aware that you may have received an unsolicited “mini-tender” offer being made by CMG Acquisition Co., LLC (“CMG”) or REITCO LLC (“REITCO”) with respect to your shares of common stock of Inland American Real Estate Trust, Inc. (“Inland American”).  CMG is offering to purchase up to 2,000,000 of our shares for a price of $3.00 per share, less any distributions paid or payable to you on or after March 12, 2010.  REITCO is offering to purchase up to 1,000,000 of our shares for a price of $4.10 per share, less any distributions paid after February 1, 2010 and less administrative fees of $100.00 per stockholder.  You should be aware that Inland American is not in any way affiliated with CMG or REITCO, and we believe these offers are not in your best interest as stockholders.

Mini-tender offers are third-party offers to purchase less than 5% of an entity’s outstanding securities, thereby avoiding many of the filing, disclosure and procedural requirements established by the U.S. Securities and Exchange Commission (“SEC”) to protect investors from certain abuses that may occur in a tender offer. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.  Stockholders are urged to consult with their financial advisors and to exercise caution with respect to mini-tender offers.

We have evaluated the terms of both offers and unanimously recommend that stockholders reject these offers and not tender their shares in these offers.  However, we acknowledge that each stockholder has his or her individual liquidity needs and must evaluate the offers accordingly.  Some of the reasons why we strongly believe the offer is not in the best interests of our stockholders are as follows:

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we believe that the per share offer prices are less than the potential value of Inland American’s shares on a going-forward basis;

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we believe that the offers represent opportunistic attempts by CMG and REITCO to purchase at low prices and make a profit and, as a result, deprive the stockholders who tender shares of the potential opportunity to realize the full value of their investment in Inland American;

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although we do not intend to publish an estimated value of our shares until October 2010, we believe that the estimated value of our shares is in excess of the per share offer prices; and

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mini-tender offers typically do not provide stockholders disclosure and procedural protections, such as the right to: change their minds and withdraw from the transaction while the offer remains open; have their shares accepted on a “pro rata” basis (if the offer is for less than all of the subject company’s outstanding shares and stockholders tender too many shares); and be treated equally by the bidder.

In summary, we believe that you should view CMG and REITCO as opportunistic purchasers that are attempting to acquire your shares in order to make a profit and, as a result, deprive you of the potential value of your shares.

We appreciate your trust in Inland American. We encourage you to follow our recommendation and not tender your shares to CMG or REITCO.

Sincerely,

INLAND AMERICAN REAL ESTATE TRUST, INC.

Robert D. Parks	Brenda Gail Gujral
Chairman of the Board	President

This correspondence contains forward-looking statements relating to the business and financial outlook of Inland American that are based on its current expectations, estimates, forecasts and projections, and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this correspondence.  These factors include those described in the “Risk Factors” section of Inland American’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the period ended September 30, 2009.  Inland American disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.